UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mutual Separation with Mitchell Arnold

On June 18, 2026, Petros Pharmaceuticals, Inc. (the “Company”) and Mitchell Arnold, who served as the Company’s Vice President of Finance, Principal Accounting Officer and Principal Financial Officer, mutually agreed to the separation of Mr. Arnold from such roles, effective as of June 18, 2026 (the “Separation Date”).

The terms of Mr. Arnold’s separation from the Company have been memorialized pursuant to a General Release and Severance Agreement, dated as of June 18, 2026 (the “Separation Agreement”).

Pursuant to the Separation Agreement, the Company will (i) provide Mr. Arnold with a severance payment in an amount equal to $38,500, representing two months of Mr. Arnold’s base salary, less applicable payroll deductions and tax withholdings, to be paid in equal installments in accordance with the Company’s standard payroll practices, with the first installment to be paid on the first payroll date following the eight (8th) day following Mr. Arnold’s execution of the Separation Agreement (the “Effective Date”), (ii) accelerate, as of the Separation Date, 3,000 unvested shares granted pursuant to the Restricted Stock Award Agreement, dated February 19, 2025 (the “RSA Agreement”), (iii) provide Mr. Arnold with an additional lump-sum cash payment equal to $100 for any estimated personal income and applicable employment taxes withheld or paid in connection with the vesting of Mr. Arnold’s equity awards pursuant to the RSA Agreement to be paid in a lump sum on the Company’s first regular payroll date following the Effective Date, and (iv) after Mr. Arnold’s insurance coverage under the Company’s group benefit plans ceases as of the Separation Date, if Mr. Arnold timely elects to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay directly the COBRA premiums paid for Mr. Arnold’s continuation of health, dental, and vision benefits coverage under the Company’s group benefit plans, for up to two (2) months; provided, however, that i Mr. Arnold participates in another group health, dental, or vision benefits from another employer, such COBRA subsidy shall terminate effective as of the first date Mr. Arnold participates in such other group coverage.

In exchange for the consideration provided to Mr. Arnold in the Separation Agreement, Mr. Arnold agreed to waive and release any claims in connection with Mr. Arnold’s employment and separation from the Company.

The Separation Agreement provides Mr. Arnold with 21 days to review the Separation Agreement prior to accepting it. The Separation Agreement further provides that Mr. Arnold may revoke his acceptance of the Separation Agreement within seven calendar days of his execution thereof. The Separation Agreement shall become enforceable on the eighth day following Mr. Arnold’s execution thereof if he does not revoke his acceptance of the Separation Agreement by written notice before such time.

The description of the terms of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

 Appointment of Chief Accounting Officer

On June 18, 2026, the board of directors (the “Board”) of the Company appointed Robert Weinstein to the positions of Chief Accounting Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective immediately.

Mr. Weinstein (66) has extensive accounting and finance experience, spanning more than thirty years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer. Since October 2013, Mr. Weinstein has been the Chief Financial Officer of TAO Synergies Inc. (formerly Synaptogenix, Inc.), a publicly-traded biotechnology company. From September 2011 to September 2013, Mr. Weinstein was an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries. From March 2010 to August 2011, Mr. Weinstein was the Chief Financial Officer of Green Energy Management Services Holdings, Inc., a publicly-traded energy consulting company. From August 2007 to February 2010, Mr. Weinstein served as Chief Financial Officer of Xcorporeal, Inc., a publicly-traded, development-stage medical device company which was sold in March 2010 to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide. Mr. Weinstein serves as a member of the board of directors of XWELL, Inc. Mr. Weinstein also serves as a member of the board of directors of PharmaCyte Biotech, Inc. Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his B.S. in accounting from the State University of New York at Albany.

There is no arrangement or understanding between Mr. Weinstein and any other person pursuant to which he was appointed as, Chief Accounting Officer, Principal Financial Officer and Principal Accounting Officer. There are no family relationships between Mr. Weinstein and any of the Company’s directors, executive officers or persons nominated or chosen by the Company in connection with Mr. Weinstein’s appointment. There are no transactions between Mr. Weinstein and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	General Release and Severance Agreement, dated June 18, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petros pharmaceuticals, Inc.

Date: June 18, 2026	By:	/s/ Fady Boctor
	Name:	Fady Boctor
	Title:	President and Chief Commercial Officer